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                                                                  EXHIBIT 11.1

                              AMERICREDIT CORP.
               STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
              (dollars in thousands, except per share amounts)

                                             Years Ended
                              -----------------------------------------
                               June 30,        June 30,       June 30,
                                 1995            1994           1993
                              ----------      ----------     ----------
PRIMARY:

Average common shares
 outstanding . . . . . . .    28,730,151      29,067,323     29,267,419

Common share equivalents
 resulting from
 assumed exercise
 of stock options
 and warrants. . . . . . .     1,650,598       2,750,760
                              ----------      ----------     ----------

Average common shares
 and share equivalents
 outstanding . . . . . . .    30,380,749      31,818,083     29,267,419
                              ==========      ==========     ==========

FULLY DILUTED:

Average common shares
 outstanding . . . . . . .    28,730,151      29,067,323     29,267,419

Common share equivalents
 resulting from
 assumed exercise
 of stock options
 and warrants. . . . . . .     2,405,317       2,750,760
                              ----------      ----------     ----------

Average common shares
 and share equivalents
 outstanding . . . . . . .    31,135,468      31,818,083     29,267,419
                              ==========      ==========     ==========

NET INCOME (LOSS). . . . .    $   28,893      $    5,065     $  (19,366)
                              ==========      ==========     ==========

EARNINGS (LOSS) PER SHARE:

 Primary . . . . . . . . .    $      .95      $      .16     $     (.66)
                              ==========      ==========     ==========

 Fully diluted . . . . . .    $      .93      $      .16     $     (.66)
                              ==========      ==========     ==========

Primary earnings (loss) per share has been computed by dividing net income
(loss) by the average common shares and share equivalents outstanding. Common share


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equivalents were computed using the treasury stock method.  The average common stock market price for the period was used to determine the number of common share equivalents.

Fully diluted earnings (loss) per share has been computed in the same manner as primary earnings (loss) per share except that the higher of the average or end of period common stock market price was used to determine the number of common share equivalents.